Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

AMENDMENT dated as of November 9, 2015 (the “Amendment”) to that certain employment agreement (the “Agreement”) dated and effective as of October 1, 2013 by and between ANADIGICS, Inc., a Delaware corporation (the “Corporation”), and RONALD MICHELS (the “Executive”).

WHEREAS, the Corporation and the Executive are the parties to the Agreement relating to the employment of the Executive by the Corporation; and

WHEREAS, the Stated Termination Date, as defined in the Agreement, is December 31, 2015; and

WHEREAS, the Corporation and the Executive have agreed to amend the Stated Termination Date to December 31, 2017;

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements contained in this Amendment, the parties agree as follows:

1.     Defined Terms. Capitalized terms used in this Amendment without definition have the meanings given to such terms in the Agreement.

2.     Extension of Agreement. The Stated Termination Date is hereby changed to December 31, 2017.

3.     Effect of Amendment. Except as set forth in this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ANADIGICS, INC.

By:	/s/ Terrence G. Gallagher
Terrence G. Gallagher, Executive Vice President and Chief Financial Officer

/s/ Ronald Michels
Ronald Michels, Individually